ARTICLES OF INCORPORATION
                                       OF
                          FUTURE VISION PRODUCTS, INC.


        I, the undersigned, being of legal age and a natural person, for the purpose of forming a corporation for profit pursuant to the laws of the State of Florida, do hereby make, subscribe, acknowledge and file the following Articles of Incorporation:

                                   ARTICLE I
                                 CORPORATE NAME

The name of this corporation,shall be:

                          FUTURE VISION PRODUCTS, INC.

                                   ARTICLE II
                              CORPORATE AUTHORITY

        This corporation shall have the authority to engage in any activity or business permitted under the laws of the United States and of the State of Florida and any other jurisdiction wherein it may conduct business.

                                  ARTICLE III
                                 CAPITALIZATION

        The total number of shares of all classes that the Corporation shall have authority to issue is ninety million (90,000,000) shares, of which ten million (10,000,000) shares at $.0001 par value shall be a class designated "preferred shares" and eighty million (80,000,000) shares at $.0001 par value shall be a class designated "Common Shares".

A.      Preferred Shares.

         1. Preferred Shares may be issued from time to time in one or more series, each such series to have distinctive serial designations, as same shall hereafter be determined in the resolution or resolutions providing for the issuance of such Preferred Shares from time to time as adopted by the Board of Directors pursuant to the authority to do so, which authority is hereby vested in the Board of Directors.

         2. Subject to the provisions of the Florida Business Corporation Act, each series of Preferred Shares:

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         (a) may have such number of shares;

         (b) may have such voting powers, full or limited, or may be without voting power;

         (c) may be redeemable or convertible at such time or times and at such prices;

         (d) may entitle the holders thereof to receive distributions calculated in any manner, including but not limited to dividends, which may be cumulative, non-cumulative or partially cumulative; at such rate or rates, on such conditions, from such date or dates, at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of shares;

         (e) may have  such  preference  over any  other  class of  shares  with
respect  to   distributions,   including   but  not  limited  to  dividends  and
distributions upon dissolution of the Corporation;

         (f) may be made convertible into, or exchangeable for, shares of any other class or classes (except the class having prior or superior rights and preferences as to the dividends or distribution assets upon liquidation) or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

         (g) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

         (h) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding shares of the Corporation; and

        (i) may have such other relative, participating, optional or other special rights, and qualifications, limitations or restrictions;

all as may be stated in said resolution or resolutions providing for the issuance of such Preferred Shares.




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         3. Except where  otherwise set forth in the  resolution or  resolutions adopted by the Board, of Directors providing for the issuance of any series of Preferred Shares, the number of shares comprised in such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

        4. Shares of any series of Preferred Shares which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible, were exchangeable, have been converted into or exchanged for shares of any other class or classes, shall have the status of authorized and unissued Preferred Shares and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Shares to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Shares, all subject to the conditions or restrictions on issuance set forth in the resolution of resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Shares and to any filing required by law.

B.      Common Shares.

The par value of the Common Shares shall be payable:

         (a) in lawful money of the United States of America; or

         (b) in other property, tangible or intangible; or

         (c) in labor or services actually performed; or

         (d) in labor or services to be performed as evidenced by a written contract to or for the Corporation at a just valuation to be fixed by the Board of Directors or the Shareholders of this Corporation. The Common Shares of the Corporation may be increased or decreased at any time as provided by the laws of the State of Florida.

        Subject to all the rights of the Preferred Shares or any series thereof, the holders of the Common Shares shall be entitled to receive when, as and if the declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, shares or otherwise, as provided by Florida law.

         Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Shares of each series shall have been paid in full the amounts to which they respectively shall be entitled or a sum sufficient for such payment in full shall have been set aside, the remaining assets of the Corporation shall be distributed pro rata to the holders of all common shares in accordance with their respective rights and interest, to the exclusion - of the holders of the Preferred Shares.



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         Each  share of Common  Stock of this  Corporation  shall  entitle  .the holder thereof to one vote upon each proposal presented at the lawful meetings of the Shareholders. No holder of Common Stock of this Corporation shall be entitled to any right of cumulative voting.

                                   ARTICLE IV
                              CORPORATE EXISTENCE

        This corporation shall commence its existence immediately upon the filing of these Articles of Incorporation by the Department of State of the State of Florida and shall exist perpetually thereafter unless sooner dissolved,according to law.

                                   ARTICLE V
                                INITIAL ADDRESS

        The initial principal office of this corporation in the State of Florida shall be:

                            5100 Town Center Circle
                                   Suite 330

The resident registered agent shall be:

                          E.H.G. Resident Agents, Inc.
                       5100 Town Center Circle, Suite 330
                           Boca Raton, Florida 33486

        The Board of Directors may, from time to time, move the principal or registered office to any other address to which it seems pertinent in the interest of the corporation, either within or without the State of Florida.

                                   ARTICLE VI
                                   DIRECTORS

         This corporation shall have at least one (1) director initially. The shareholders may, from time to time and at any time, raise or lower the number of directors of this corporation by so providing in the Bylaws of the corporation or by amending the Bylaws of the corporation, provided that there shall always be at least one director and said director need not be a citizen of the United States of America.






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                                  ARTICLE VII
                                  INCORPORATOR

        The name and street address of the Incorporator to these Articles of Incorporation is:

                               EDWARD H. GILBERT
                            5100 Town Center Circle
                                   Suite 330
                           Boca Raton, Florida 33486

                                  ARTICLE VIII
                              NO PREEMPTIVE RIGHTS

        The shareholders shall have no preemptive rights. No holder of stock of any class of this corporation (or any subscriber) shall be entitled as of right, merely because said shareholder is a shareholder, to purchase any part of the unissued stock of the corporation of any class, or of any additional stock of any class to be issued by reason of any increase in the following, including but not limited to, authorized capital stock of the corporation, bonds, certificates of indebtedness, debentures or other securities convertible into or carrying the right to purchase stock of the corporation; but any such unissued stock of any class, or such additional authorized issue of new stock or of securities convertible into or carrying the right to purchase stock may be issued and disposed of by the Board of Directors to such person, firm, corporation, entity, or association, and upon such terms as the Board of Directors may, in its absolute discretion, determine, without offering to the shareholders then of record, of any class, any thereof, on the same terms or on any terms, with all preemptive or preferential right of purchase of every kind being waived by each and every shareholder.

                                   ARTICLE IX
                                     BYLAWS

         The initial Bylaws of this corporation shall be adopted by the Board of Directors. The Bylaws may be amended from time to time by either the shareholders or the directors.

                                   ARTICLE X
                                    MEETINGS

        Any subscriber or shareholder present at any meeting of such shareholders, either in person or by proxy, and any director present in person at any meeting of the Board of Directors shall conclusively be deemed to have received proper notice of such meeting unless they shall make objections, on the record, at such meeting to any defect or insufficiency of notice. Members of the



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Board of  Directors  shall be deemed  present  at any  meeting  of such Board of
Directors if a conference telephone or similar communication equipment is used by means of which all persons participating in the meeting can reasonably communicate with each other.

                                   ARTICLE XI
                               DIRECTOR LIABILITY

        No director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Nothing in this paragraph shall serve to eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of law,
(iii) under Section 607.0831 of the Florida General Corporation Act, or (iv) for any transaction from which the director derived an improper personal benefit. If the Florida General Corporation Act is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Florida General Corporation Act, as so amended.

        Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect, any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE XII
                      DIRECTOR AND OFFICER INDEMNIFICATION

        (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal or administrative, (hereinafter a "Proceeding,') , or is contacted by any governmental or regulatory body in connection with any investigation or inquiry (hereinafter an "Investigation") by reason of the fact that such person is or was a director or executive officer (as such term is utilized pursuant to interpretations under Section 16 of the Securities Exchange Act of 1934) of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "Indemnitee") , whether the basis of such Proceeding or Investigation is alleged action in an official capacity or in any other capacity as set forth above shall be indemnified and



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held  harmless by the  corporation  to the  fullest   extent  authorized  by the
Florida General Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense,, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) or the' costs of reasonable settlement made with a view to curtailment of the cost of litigation reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, personal representatives, executors and administrators; provided, however, that except as provided in paragraph (b) hereof with respect. to Proceedings to enforce rights to indemnification, the corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "Advancement of Expenses") ; provided, however, that the Advancement of Expenses shall be made only upon delivery to the corporation of a personal guarantee by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is or was not entitled to be indemnified for such expenses under this Article or otherwise (hereinafter a "Guarantee").

        (b) If a claim under paragraph (a) of this Article is not paid in full be the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an Advancement of Expenses in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful, in whole or in part, in any such suit or in a suit brought by the corporation to recover an Advancement of Expenses pursuant to the terms of a Guarantee, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.

         (1) in any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses), it shall be a defense that the Indemnitee has not met the applicable standard of conduct set forth in the Florida General Corporation Act; and





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         (2) in any  suit  by the  corporation  to  recover  an  Advancement  of
Expenses, pursuant to the terms of a Guarantee, the corporation shall be entitled to recover such expenses upon a final adjudication that the Indemnitee has not met the applicable standard of conduct set forth in the Florida General Corporation Act.

        Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Florida General Corporation Act, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct (or in the case of such a suit brought by the Indemnitee) shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right hereunder, or by the corporation to recover an Advancement of Expenses pursuant to the terms of ' a Guarantee, the burden of proving that the Indemnitee is not entitled to be indemnified or to such Advancement of Expenses under this Section or otherwise shall be on the corporation.

         (c) The rights to indemnification and to the Advancement of Expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, these Articles of Incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

        (d), The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Florida General Corporation Act.

         (e) The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses, to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification and Advancement of Expenses of directors, and executive officers of the corporation.





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                                  ARTICLE XII
                            AFFILIATED TRANSACTIONS

        This corporation expressly elects not to be governed by the provisions of Florida Statutes 607.0901. A director or officer of the corporation shall not be disqualified by virtue of their office from dealing or contracting with the corporation either as a vendor, purchaser or otherwise, nor shall any transaction or contract of the corporation be void or voidable by reason of the fact that any director or officer, or any firm of which any director or officer is a member, or any corporation of which any director or officer is a shareholder, officer or director is in any way interested in such transaction or contract, no director or officer shall be liable to account to the corporations for any profits realized by or from or through any such transaction or contract authorized, ratified or approved as herein provided by reason of the fact that they, or any firm or entity of which any director or officer is a member, or any corporation of which any director or officer is a shareholder, officer or director or in any interested in such transaction or contract, nor shall any director or officer be liable to account to the corporation for any profits realized by or from or through any such transaction or contract authorized., ratified or approved as herein provided by reason of the fact that they, or any firm of which they are a member, or any corporation of which they are a shareholder, officer or director interested in such transaction or contract. Said interested officer or director of this corporation may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation which shall authorize any such contract or transaction with like force and effect as if they were not go interested. Nothing herein contained shall create liability in the events above described or prevent the authorized approval of such contracts in any other manner permitted by law.

                                  ARTICLE XIII
                       VACANCY ON THE BOARD OF DIRECTORS

        Vacancies on the Board of Directors may only be filled by a vote of the then remaining directors, or if no directors are then remaining, by a vote of the majority of the shareholders.

        I, THE UNDERSIGNED, being the Incorporator to these Articles of Incorporation, for the purpose of forming a corporation to do business both within and without the State of Florida, do make, subscribe, acknowledge and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly, hereunto set my hand and seal this 8th day of August, 1995.

                                        /s/ EDWARD GILBERT
                                        ----------------------------
                                        EDWARD GILBERT, Incorporator

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